UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2010

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

See Item 8.01 below.

Item 8.01       Other Events

On January 19, 2010, the Company issued a letter to its independent distributors advising of a change in its compensation plan, effectively terminating the existing multilevel marketing program effective February 28, 2010.  A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.1.  The Company intends to pursue a direct-to-market sales strategy whereby XELR8 products will be sold direct to consumers and through an affiliate program whereby compensation will be paid to individuals that sell the products directly to consumers.

The Company expects to incur restructuring costs associated with the changes to its compensation plan.  Although the amount of the restructuring costs is being determined, it is currently anticipated that such restructuring costs will be between approximately $200,000 and $300,000.  As a result of the payment of certain of these restructuring costs, the anticipated material decrease in sales as the Company transitions to a new sales commission plan and business model, as well as the Company’s current cash position, additional financing is required to continue as a going concern.  Although the Company is currently seeking additional financing, no assurances can be given that such financing will be available.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits

99.1       Letter to Independent Distributors, dated January 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: January 19, 2010	XELR8 HOLDINGS, INC.
By: /s/ Daniel W. Rumsey Daniel W. Rumsey Interim Chief Executive Officer